Deloitte & Touche                                                   EXHIBIT 23.7
Statsautoriserte Revisorer AS
Radhusgara 1
Postboks 443
N-3101 Tonsberg

Telefon: 33 00 39 00
Telefax: 33 00 39 01
www.deloitte.no                                        [DELOITTE  & TOUCHE LOGO]





                       Consent of Independent Accountants


We consent to the reference to our firm under the caption "Experts" in the Registration Statements (Form F-3 No. 33-00000) and related Prospectus of Teekay Shipping Corporation ("Teekay") for the registration of up to $500,000,000 of its common stock, preferred stock, warrants, stock purchase contracts, stock purchase units or debt securities and to the incorporation by reference therein of our report dated May 22, 2002,with respect to the consolidated financial statements of Ugland Nordic Shipping ASA and its subsidiaries for the fiscal year ended December 31, 2001.


/s/ Deloitte & Touche,
Independent Accountants

Tonsberg, Norway
February 11, 2003








--------      Bergen Floro Forde Grenland Haugesund Knarvik Kristiansand Lyngdal
DELOITTE      Oslo Sogndal Stavanger Steinkjer Trondheim Tonsberg
TOUCHE
TOHMATSU      Medlemmer de Den norskr Revisorforening
--------      Org.n: 980 211 282